                                                              EXHIBIT 99-9(a)(1)

               TRANSFER AND DIVIDEND DISBURSING AGENCY AGREEMENT

AGREEMENT made as of this 1st day of April, 1988 by and between FRANK RUSSELL INVESTMENT COMPANY, a Maryland corporation having its principal place of business at First Interstate Plaza, Tacoma, Washington 98402 (hereinafter called the "Investment Company") and FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY, a Washington corporation having its principal place of business at First Interstate Plaza, Tacoma, Washington 98402 (hereinafter called "Firm." or "Transfer Agent").

WITNESSETH THAT:

WHEREAS, Investment Company (i) is a diversified, open-end management investment company of the "series" type and is registered as such under the Investment Company Act of 1940, as amended, (ii) offers shares of classes of capital stock identified in Schedule A with each class evidencing an interest in a separate portfolio of investment securities (each of which is herein referred to as a "Fund"), and may subsequently offer shares of additional Funds to be organized and made subject to the provisions of this Agreement in accordance with paragraph 26 hereof; and

WHEREAS, Investment Company desires to retain the Transfer Agent to render transfer agency and dividend disbursing agency services to the Investment Company and the Transfer Agent has agreed to act as Transfer Agent of the Investment Company and as its Dividend Disbursing Agent;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

FRIMCo. is hereby appointed Transfer Agent for the Stock of the Investment Company and shall act as Plan Agent if one or more Plans exist for shareholders of the Investment Company under the following terms and conditions:

                                   DOCUMENTS
                                   ---------

1. In connection with the appointment of FRIMCo. as Transfer Agent, the Investment Company shall file with FRIMCo. the following documents:

     A. Certified copies of the Articles of Incorporation of the Investment Company and all amendments thereto;

     B. A certified copy of the Bylaws of the Investment Company as amended to date;

     C. A copy of the resolution of the Board of Directors of the Investment Company authorizing the Agreement;

     D. Specimens of all forms of outstanding and new stock certificates in the forms approved by the Board of Directors of the Investment Company with a certificate of the Secretary of the Investment Company as to such approval;

     E. All account application forms and other documents relating to shareholder's accounts;

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     F.   Copies of all documents relating to plans instituted by the Investment
          Company, including periodic investment and withdrawal plans, for which FRIMCo. is to act as Plan Agent;

     G. An opinion of counsel for the Investment Company with respect to the validity of the Stock, the number of shares authorized, the status of redeemed shares and the number of shares with respect to which a Registration Statement has been filed and is in effect.

                             FURTHER DOCUMENTATION
                             ---------------------

2. The Investment Company will also furnish from time to time the following documents:

     A. Each resolution of the Board of Directors of the Investment Company authorizing the original issue of its shares;

     B. Each Registration Statement filed with the Securities and Exchange Commission and amendments thereof and orders relating thereto in effect with respect to the sale of shares of the Investment Company;

     C. A certified copy of each amendment to the Articles of Incorporation and the By-Laws of the Investment Company;

     D. Certified copies of each resolution of the Board of Directors authorizing officers to give instructions to FRIMCo.;

     E. Specimens of all new stock certificates accompanied by Board of Directors resolutions approving such forms;

     F. Such other certificates, documents or opinions which FRIMCo. may, in its discretion, deem necessary or appropriate in the proper performance of its duties.

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                               AUTHORIZED SHARES
                               -----------------

3. The Investment Company certifies to FRIMCo. that as of the close of business on the date of the Agreement, it has authorized, shares of its Stock, as stated in the then current Prospectus and Statement of Additional Information, and certifies that by virtue of its Articles of Incorporation and the provisions of the law of the state of its incorporation shares of its Stock which are redeemed by the Funds from their holders are restored to the status of authorized and unissued shares.

                       TRANSFER AGENT TO REGISTER SHARES
                       ---------------------------------

4. FRIMCo. shall record issues of shares of the Stock of the Funds. Except as specifically agreed in writing between FRIMCo. and the Investment Company, FRIMCo. shall have no obligation, when crediting shares or countersigning and issuing certificates for shares, to take cognizance of any other laws relating to the issue and sale of such shares.

                       TRANSFER AGENT TO RECORD TRANSFER
                       ---------------------------------

5. FRIMCo., upon receipt of proper instructions for transfer and surrender to it of certificates, if any, in proper form for transfer, is authorized to transfer on the records of the Funds maintained by it from time to time shares of the Fund's Stock, and upon cancellation of surrendered certificates, if any, to credit a like amount of shares to the transferee and to countersign, issue and deliver new certificates if requested.

                               STOCK CERTIFICATES
                               ------------------

6. The Investment Company shall supply FRIMCo. with a sufficient supply of blank stock certificates and from time to time shall renew such supply upon request of FRIMCo. Such blank stock certificates shall be properly signed, manually or by facsimile, if authorized by the Investment Company, and shall bear the corporate seal or facsimile thereof of the Investment Company; and notwithstanding the death, resignation or removal of any officers of the Investment Company authorized to sign certificates of stock, FRIMCo. may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Investment Company.

                                RECEIPT OF FUNDS
                                ----------------

7. Upon receipt at the office designated by FRIMCo. of any check or other drawn or endorsed to it as transfer agent for the Investment Company or as plan agent for any shareholder of the Funds or otherwise identified as being for the account of the Funds and in the case of a new account accompanied by a new account application or sufficient information to establish an account, FRIMCo. shall stamp the check or other order with the date of receipt, shall forthwith process the same for collection and, as of the opening of business on the second business day following receipt of such check or other order, shall credit federal funds to the Funds in the face amount of the check or other instrument and shall deposit the amount due the Funds to the Custodial account of the Funds. Upon receipt of funds through the Federal Reserve Wire System or conversion into federal funds of funds transmitted by other bank wire transfer systems, FRIMCo. shall notify the Funds of such deposits, such notification to be given on daily basis. FRIMCo. shall credit the shareholder's account with number of shares purchased according to the price of the Funds shares in effect for such purchases as set forth in the Investment Company's then current prospectus.

                          ISSUE OF SHARE CERTIFICATES
                          ---------------------------

8. If an investor requests a share certificate, Transfer Agent shall countersign and mail by first class mail, a share certificate to the investor at his address as set forth on the transfer books of the Funds, subject to any instructions for delivery of certificates which the Investment Company may give to FRIMCo. and subject to the limitation that no certificates representing newly purchased shares shall be mailed to the investor until the cash purchase price of such shares has been deposited in the bank account of the Funds maintained by the Custodian.

                                RETURNED CHECKS
                                ---------------
9. In the event that any check or other order for the payment of money is returned unpaid for any reason, FRIMCo. shall:

     A. Give prompt notification to the Investment Company of the nonpayment of said check.

     B. In the absence of other instructions from the Investment Company, take such steps as may be necessary to cancel promptly any shares purchased on the basis of such returned check and shall cancel accumulated dividends for such account.

                             NOTICE OF DISTRIBUTION
                             ----------------------
10. The Investment Company shall promptly inform FRIMCo. of the declaration of any dividend or distribution on account of its Stock.

                                 DISTRIBUTIONS
                                 -------------

11. FRIMCo. shall act as Dividend Disbursing Agent for the Investment Company, and, as such, in accordance with the provisions of the Investment Company's Articles of Incorporation and then current Prospectus and Statement of Additional Information shall prepare and mail or credit income and capital gain payments to investors. As the Dividend Disbursing Agent it shall, on or before the payment date of any such dividend or distribution, notify the Custodian of the estimated amount required to pay any portion of said dividend or distribution which is payable in cash, and the Investment Company agrees that on or before the payment date of such distribution, it shall instruct the Custodian to make available to the Dividend Disbursing Agent sufficient funds for the cash amount to be paid out. If an investor is entitled to receive additional shares by virtue of any such distribution or dividend, appropriate credits will be made to his account and/or certificates delivered where requested.

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                                  REDEMPTIONS
                                  -----------

12. FRIMCo. shall process each order for the redemption of shares accepted by it on behalf of the Funds from or on behalf of an investor and shall mail to the investor a confirmation showing trade date, number of full and fractional shares redeemed (in the case of a fractional share, rounded to three decimal places), the price per share and the total redemption proceeds. In the event of a complete redemption, such confirmation shall show, in addition, the amount of accumulated dividends included in such total redemption proceeds not previously reported to the investor in a monthly statement and the total distributions for the year to date. FRIMCo. shall either (a) prepare, affix the appropriate facsimile signature to, address and mail a check in the appropriate amount to the appropriate person or, (b) in the event redemption proceeds are to be wired through the Federal Reserve Wire system or by bank wire cause such proceeds to be wired in federal funds to the bank or trust company account designated by the investor for receiving such proceeds. The requirements as to instruments of transfer and other documentation, the applicable redemption price and the time of payment shall be as provided in the then currently effective prospectus, subject to such supplemental requirements consistent with such prospectus as may be established by mutual agreement between the Investment Company and FRIMCo. If FRIMCo. or the Investment Company determines that a request for redemption does not comply with the requirements for redemption, FRIMCo. shall promptly so notify the investor, together with the reason therefor, and shall effect such redemption at the price in effect at the time of receipt of documents complying with said standards. FRIMCo. shall notify the Custodian and the Investment Company on each business day of the amount of cash required to meet payments made pursuant to the provisions of this paragraph and the Investment Company shall instruct the Custodian to make available from time to time sufficient funds therefor in the liquidation account of the Funds.

Procedures and standards for redemptions in kind and for effecting and accepting redemption orders from investors by telephone shall be established by mutual agreement between FRIMCo. and the Investment Company consistent with the then current prospectus.

The Transfer Agent is authorized, upon receipt of Written Instructions from the Investment Company, to make payment upon redemption of shares without a signature guarantee. The Investment Company hereby agrees to indemnify and hold the Transfer Agent, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by the Transfer Agent upon redemption of shares without a signature guarantee pursuant to proper Written Instructions if such expense, damage, claim, suit, etc. is not the result of negligence or willful misconduct by the Transfer Agent and upon the request of the Transfer Agent the Investment Company shall assume the entire defense of any action, suit claims subject to the foregoing indemnity.

The authority of FRIMCo. to perform its responsibilities under this paragraph 12 shall be suspended upon receipt of notification by it of the suspension of the determination of the Fund's net asset value.

                                WITHDRAWAL PLANS
                                ----------------

13. FRIMCo. shall process withdrawal orders in accordance with the terms of any withdrawal plans instituted by the Investment Company and duly executed by investors. Payments upon such withdrawal orders and redemptions of shares held in withdrawal plan accounts for such payments shall be made at such times as the Investment Company may determine with the approval of FRIMCo.

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                                  TAX RETURNS
                                  -----------

14. FRIMCo. shall prepare, file with the Internal Revenue Service and with the appropriate State Agencies, and, if required, mail to investors such returns for reporting dividends and distributions paid as are required to be so filed and mailed, and shall withhold such sums as are required to be withheld under applicable Federal and State income tax laws, rules and regulations.

                               BOOKS AND RECORDS
                               -----------------

15. FRIMCo. shall maintain records showing for each investor's account the following:

     A.   Names, addresses and tax identifying numbers;

     B.   Number of shares held;

     C. Historical information regarding the account of each shareholder, including dividends paid and date and price for all transactions;

     D.   Any stop or restraining order placed against the account;

     E. Information with respect to withholdings in the case of a foreign account;

     F. Any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account;

     G. Certificate numbers and denominations for any shareholder holding certificates;

     H. Any information required in order for FRIMCo. to perform the calculations contemplated or required by this Agreement.

Any such records required to be maintained by Rule 31a-1 of the General Rules and Regulations under the Investment Company Act of 1940 shall be preserved for the periods prescribed in Rule 31a-2 of said rules as specifically noted below. Such record retention shall be at the expense of the Investment Company and records may be inspected by the Investment Company at reasonable times. FRIMCo. may, at its option at any time, and shall forthwith upon the Investment Company's demand, turn over to the Investment Company and cease to retain in FRIMCo.'s files, records and documents created and maintained by FRIMCo. pursuant to this Agreement, which are no longer needed by FRIMCo. in performance of its services or for its protection. If not so turned over to the Investment Company, such records and documents will be retained by FRIMCo. for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Investment Company, or destroyed in accordance with the Investment Company's authorization.

                             INSPECTION OF RECORDS
                             ---------------------

16. In case of any request or demand for the inspection of the share records of the Investment Company, the Transfer Agent shall immediately notify the Investment Company and secure instructions as to permitting or refusing such inspection. All records of the Investment Company are confidential and will not be released to any party prior to notice to and authorization by Investment Company unless required by applicable law or regulations, provided that the Transfer Agent may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure so to do pursuant to any valid court order or decree.

             INFORMATION TO BE FURNISHED TO THE INVESTMENT COMPANY
             -----------------------------------------------------

17. FRIMCo. shall furnish to the Investment Company periodically as agreed upon the following information:

     A.   A copy of the daily transaction register;

     B.   Dividend and reinvestment blotters;

     C. The total number of shares distributed in each state for "blue sky" purposes as determined according to instructions delivered from time to time by the Investment Company to FRIMCo.

                  OTHER INFORMATION TO THE INVESTMENT COMPANY
                  -------------------------------------------

18. FRIMCo. shall furnish to the Investment Company such other information, including shareholder lists, and statistical information as may be agreed upon from time to time.

                                 CORRESPONDENCE
                                 --------------

19. FRIMCo. shall answer correspondence from shareholders relating to their share accounts and such other correspondence as may from time to time be mutually agreed upon.

                                    PROXIES
                                    -------

20. FRIMCo. shall mail such proxy cards and other material supplied to it by the Investment Company in connection with shareholder meetings of the Funds and shall receive, examine and tabulate returned proxies and certify the vote of the Funds.

                                FEES AND CHARGES
                                ----------------

21. FRIMCo. shall receive such compensation from the Investment Company for its services as the Investment Company's Transfer and Dividend Agent, as Plan Agent for shareholders of the Investment Company, and for its other duties pursuant hereto as may be agreed from time to time, and shall be reimbursed for the cost of any and all forms, including blank checks and proxies, used by it in communicating with shareholders of the Funds, or especially prepared for use in connection with its actions hereunder, as well as the cost of postage, telephone and telegraph used in communicating with shareholders of the Funds, it being agreed that FRIMCo., prior to ordering any forms in such supply as it estimates will be adequate for more than two years use, shall obtain the written consent of the Investment Company. All forms for which FRIMCo. has received reimbursement from the Investment Company shall be and remain the property of the Investment Company until used.

               COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS
               --------------------------------------------------

22. The Investment Company assumes full responsibility for insuring that the contents of each Prospectus and Statement of Additional Information of the Investment Company complies with all applicable requirements of the Securities Act 1933, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction.

                                INDEMNIFICATION
                                ---------------

23. The Investment Company shall indemnify and hold FRIMCo. harmless from all loss, cost, damage, and expense, incurred by it resulting from any claim, demand, action or suit arising directly or indirectly out of or in connection with the performance of its duties hereunder as Transfer and Dividend Disbursing Agent and Plan Agent, or as a result of acting upon any instruction believed by it to have been executed by a duly authorized officer of the Investment Company, or upon any information, data, records or documents provided FRIMCo. or its agents by computer tape, telex, CRT data entry or other similar means authorized by the Investment Company, provided that this indemnification shall not apply to actions or omissions of FRIMCo. in cases of its own willful misconduct or negligence. In order that the indemnification provision contained in this paragraph 23 shall apply, however, it is understood that if in any case the Investment Company may be asked to indemnify or save FRIMCo. harmless, the Investment Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FRIMCo. will use all reasonable care to identify and notify the Investment Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Investment Company. The Investment Company shall have the option to defend FRIMCo. against any claim which may be the subject of this indemnification, and in the event that the Investment Company so elects it will so notify FRIMCo., and thereupon the Investment Company shall take over complete defense of the claim, and FRIMCo. shall in such situations incur no further legal or other expenses for which it shall seek indemnification under this paragraph. FRIMCo. shall in no case confess any claim or make any compromise in any case in which the Investment Company will be asked to indemnify FRIMCo. except with the Investment Company's prior written consent.

                                FURTHER ACTIONS
                                ---------------

24. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

                           AMENDMENT AND TERMINATION
                           -------------------------

25. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. The Agreement may be terminated at any time by one hundred twenty (120) day's written notice given by one party to the other .

                             ADDITIONAL PROVISIONS
                             ---------------------

26. In the event that the Investment Company establishes additional Funds with respect to which it desires to have FRIMCo. render services as Transfer Agent, Dividend Disbursing Agent and Plan Agent under the terms hereof, it shall so notify FRIMCo. in writing, and if FRIMCo. agrees in writing to provide such services, such Fund or Funds shall become subject to all provisions contained herein.

                                   ASSIGNMENT
                                   ----------

27. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Investment Company without the written consent of the Transfer Agent or by the Transfer Agent without the written consent of the Investment Company.

                                 GOVERNING LAW
                                 -------------
28.  This Agreement shall be governed by the laws of the State of Washington.

EXECUTED under seal as of the day and year first above written:

ATTEST:                                FRANK RUSSELL INVESTMENT COMPANY

/s/ Phil Fina                          /s/ Lynn Anderson
-----------------------------------    ------------------------------------
    Phil Fina, Secretary                   Lynn Anderson, President


ATTEST:                                FRANK RUSSELL INVESTMENT
                                       MANAGEMENT COMPANY

/s/ Michael Caccese                    /s/ Lynn Anderson
-----------------------------------    ------------------------------------
    Michael Caccese, Secretary             Lynn Anderson, President

                                   SCHEDULE A
                        FRANK RUSSELL INVESTMENT COMPANY

                                    EQUITY I
                                   EQUITY II
                                   EQUITY III
                                    EQUITY Q
                                 INTERNATIONAL
                                 FIXED INCOME I
                                FIXED INCOME II
                                  MONEY MARKET
                               DIVERSIFIED EQUITY
                                 SPECIAL GROWTH
                                 EQUITY INCOME
                              QUANTITATIVE EQUITY
                            INTERNATIONAL SECURITIES
                                DIVERSIFIED BOND
                          VOLATILITY CONSTRAINED BOND
                          LIMITED VOLATILITY TAX-FREE
                          U.S. GOVERNMENT MONEY MARKET
                             TAX FREE MONEY MARKET

                                   SCHEDULE B

                  FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY
                                  FEE SCHEDULE
                                      FOR
                        FRANK RUSSELL INVESTMENT COMPANY


 .    Shareholder Services                                 $15.00 per Transaction
     --------------------

     oo   Includes:     Purchases, redemptions, exchanges,
                        transfers, adjustments

     oo   Excludes:     Dividends and Capital Gain activity

 .    Out of Pocket Expenses                               Cost:
     ----------------------

     oo   Proxies issued and tabulated for special meetings

     oo Counsel fees, forms, magnetic tape shipments, postage, stationery, computer paper, microfiche, microfilm, checks, wires incoming and outgoing, telephone, telecommunication connection to system, folding, manual insertion, bulk mailing and additional inserts with statements/checks oo Expenses incurred to satisfy all governmental legislation and regulations oo Any other special or extraordinary requirements as mutually agreed upon